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Exhibit 99.3

FIRST DATA CORPORATION

OFFERS TO EXCHANGE
$1,550,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 9 7/8% SENIOR NOTES DUE 2015
AND
$3,180,162,544 AGGREGATE PRINCIPAL AMOUNT OF ITS 10 11/20% SENIOR PIK NOTES DUE 2015
AND
$2,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 11 1/4% SENIOR SUBORDINATED NOTES DUE 2016, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 9 7/8% SENIOR CASH-PAY NOTES DUE 2015
AND
ITS OUTSTANDING UNREGISTERED 10 11/20% SENIOR PIK NOTES DUE 2015
AND
ITS OUTSTANDING UNREGISTERED 11 1/4% SENIOR SUBORDINATED NOTES DUE 2016

, 2009

To Our Clients:

        Enclosed for your consideration are a Prospectus, dated                        , 2009 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offers (the "Exchange Offers") by First Data Corporation (the "Company") and certain subsidiaries of the Company (the "Guarantors"), to exchange (the "Exchange Offers") an aggregate principal amount of up to $1,550,000,000 of its 9 7/8% Senior Notes due 2015, $3,180,162,544 aggregate principle amount of its 10 11/20% Senior PIK Notes due 2015, and $2,500,000,000 aggregate principle amount of its 11 1/4% Senior Subordinated Notes due 2016 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 9 7/8% Senior Notes due 2015, its outstanding unregistered 10 11/20% Senior PIK Notes due 2015 and its outstanding unregistered 11 1/4% Senior Subordinated Notes due 2016 (the "Outstanding Notes") in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes are unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offers" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

        PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON                        , 2009 (THE "EXPIRATION DATE"), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFERS.

        The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offers.

        Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the "Instructions to Registered Holder from Beneficial Owner" form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

 INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                        , 2009 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by First Data Corporation (the "Company") and certain subsidiaries of the Company (the "Guarantors") to exchange an aggregate principal amount of up to $1,550,000,000 of its 9 7/8% Senior Notes due 2015 (the "Exchange Senior Cash-Pay Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 9 7/8% Senior Notes due 2015 (the "Outstanding Senior Cash-Pay Notes"), to exchange an aggregate principal amount of up to $3,180,162,544 aggregate principle amount of its 10 11/20% Senior PIK Notes due 2015 (the "Exchange Senior PIK Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 10 11/20% Senior PIK Notes due 2015 (the "Outstanding Senior PIK Notes") and to exchange an aggregate principal amount of up to $2,500,000,000 aggregate principle amount of its 11 1/4% Senior Subordinated Notes due 2016 (the "Exchange Senior Subordinated Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 11 1/4% Senior Subordinated Notes due 2016 (the "Outstanding Senior Subordinated Notes"), respectively, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount of Outstanding Senior Cash-Pay Notes Held for Account Holder(s)	Principal Amount of Outstanding Senior Cash-Pay Notes to be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

Principal Amount of Outstanding Senior PIK Notes Held for Account Holder(s)	Principal Amount of Outstanding Senior PIK Notes to be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

Principal Amount of Outstanding Senior Subordinated Notes Held for Account Holder(s)	Principal Amount of Outstanding Senior Subordinated Notes to be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company. If a holder of the Outstanding Notes is an affiliate of the Company or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

  SIGN HERE

Date:	, 2009

Signature(s):

Print Name(s):

Address:
(Please include Zip Code)

Telephone Number:	(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

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  Exhibit 99.3
FIRST DATA CORPORATION
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER